Exhibit 5.1

                   April 22, 2014
2
InterCloud Systems, Inc.
1030 Broad Street
Suite 102
Shrewsbury, New Jersey  07702

Re:            InterCloud Systems, Inc. Registration on Form S-1

Dear Sirs:

We have represented InterCloud Systems, Inc., a Delaware corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”).  The Registration Statement covers the registration of up to 1,710,387 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company that will be offered for sale by selling stockholders.

We have examined the Registration Statement, as well as the original, or a photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares being offered for sale by the selling stockholders are duly authorized, and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus that forms a part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

Our opinion expressed herein is based upon the laws of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Very truly yours,

/s/ Pryor Cashman LLP